UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 6, 2017

Federal Home Loan Bank of Cincinnati
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51399	31-6000228
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Atrium Two, P.O. Box 598, Cincinnati, Ohio		45201-0598
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-852-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2017, Mr. Greg Caudill and Mr. David Sartore were declared elected by the Federal Home Loan Bank of Cincinnati (the "FHLB") to each serve as a member director of the FHLB for a four-year term commencing January 1, 2018. Both are incumbent member directors representing Kentucky with their current terms expiring December 31, 2017. Mr. Caudill is Chief Executive Officer, Farmers National Bank, Danville, Ky., and Mr. Sartore is Executive Vice President and CFO, Field & Main Bank, Henderson, Ky. The 2018 board committees on which Mr. Caudill and Mr. Sartore will be named to serve have not yet been determined as of the date of this filing.

Legal Framework for the Declared Election

The election of Mr. Caudill and Mr. Sartore took place in accordance with the rules governing the election of Federal Home Loan Bank member directors specified in the Federal Home Loan Bank Act of 1932, as amended ("Bank Act"), and the related regulations of the Federal Housing Finance Agency ("Finance Agency"). Finance Agency regulations provide that if the number of eligible nominations for member directorships is equal to or fewer than the number of member directorships to be filled, balloting is unnecessary and such nominees are declared elected upon notice to the FHLB's members in the relevant state. On September 6, 2017, the FHLB sent notice of the declared election of Mr. Caudill and Mr. Sartore to its Kentucky members.

Compensation of Directors for 2018

The FHLB expects to compensate Mr. Caudill and Mr. Sartore in accordance with its 2018 Director Fee Policy, a policy that has not yet been finalized but is expected to be substantially similar to the 2017 policy. Directors are also eligible to be reimbursed for reasonable travel, subsistence and other related expenses incurred in connection with service as a FHLB director.

Certain Relationships, Related Transactions, and Director Independence

Pursuant to the Bank Act and Finance Agency regulations, the FHLB's member directors serve as officers or directors of a member of the FHLB. The FHLB is a cooperative and conducts business primarily with its members, who are required to own capital stock in the FHLB as a prerequisite to transacting certain business with the FHLB. Subject to the Bank Act and Finance Agency regulations, the FHLB also issues consolidated obligations through the Office of Finance, maintains a portfolio of short-term and long-term investments, enters into derivative transactions, and provides certain cash management and other services; in each case, with members, housing associates, or other third parties of which directors may serve as officers or directors. All such transactions are made in the ordinary course of the FHLB's business and are subject to the same policies as transactions with the FHLB's members, housing associates, and third parties generally. For further information, see Item 13, "Certain Relationships and Related Transactions, and Director Independence", in the FHLB's 2016 Annual Report filed on Form 10-K with the Securities and Exchange Commission on March 16, 2017.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Form 8-K is a copy of a member announcement dated September 6, 2017, regarding the re-election of Mr. Caudill and Mr. Sartore, as well as the commencement of the FHLB's 2017 director election for one Ohio member director seat and one independent director seat to be filled for terms beginning January 1, 2018. The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Member Announcement, dated September 6, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Cincinnati

September 6, 2017	By:	Andrew S. Howell

Name: Andrew S. Howell
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Member Announcement, dated September 6, 2017.